Exhibit 99.1

99 Acquisition Group Inc. Announces Pricing of $75,000,000 Initial Public Offering

Gaithersburg, MD – August 17, 2023 – 99 Acquisition Group Inc. (the “Company”) announced today that it priced its initial public offering of 7,500,000 units at $10.00 per unit. The units will be listed on Nasdaq Global Market (“Nasdaq”) and are expected to begin trading tomorrow, August 18, 2023, under the ticker symbol “NNAGU”. Each unit consists of one share of Class A common stock, one redeemable warrant and one right. Each warrant entitles the holder thereof to purchase one ordinary share at a price of $11.50 per share. Each right entitles the holder thereof to receive one-fifth (1/5) of one share of Class A common stock upon the consummation of an initial business combination. Once the securities comprising the units begin separate trading, the shares of Class A common stock, warrants and rights are expected to be listed on Nasdaq under the symbols “NNAG”, “NNAGW” and “NNAGR”, respectively.

EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) is acting as sole book-running manager and Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,125,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on August 22, 2023, subject to customary closing conditions.

The Company is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. Although the Company is not limited to a particular industry or geographic region for purposes of consummating an initial business combination, it intends to focus its search for a target business in the real estate industry with an aggregate combined enterprise value of approximately $75 million to $150 million. The Company is led by Hiren Patel, Chairman and Chief Executive Officer.

Loeb & Loeb LLP is serving as legal counsel to the Company. Winston & Strawn LLP is serving as counsel to EF Hutton.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement on Form S-1 (File No. 333-269923) relating to these securities has been filed with the Securities and Exchange Commission (“SEC”), and became effective on August 14, 2023. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Hiren Patel

Chairman and Chief Executive Officer

99 Acquisition Group, Inc.
(703) 371-4260

hpatel@intelvative.com